SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):    April 26, 2010

Clean Energy and Power, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-30448	20-0420885
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

111 Airport Road – Unit 2, Warwick, Rhode Island	02889
(Address of principal executive offices)	(Zip code)

(401) 648-0803
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

On April 26, 2010, the Company granted the following shares to officers, directors and consultants:

Name	Title	Shares issued
Erwin Vahlsing, Jr.	CEO	1,000,000 shares
Dennis Shen	President	2,600,000 shares
Yury Rahubin	Director of Solar Project Development	1,000,000 shares
Alexey Kutonov	European Solar Operations Manager	1,000,000 shares
Seacoast Funding, Inc.	Consultant	1,850,000 shares

The grants contain the following restrictions:

1.	The price on the date of grant is $0.25 per share.
2.
In the event such officers or directors desires to sell the shares to a third party, the Company retains a Right of First Refusal to buy back the granted shares at the price the officer or director has been offered by such third party less the price established above as the price on the date of grant;

3.	Such closing bid price is subject to proportional adjustment based on any reverse or forward stock split of the Company’ Common Shares;
4.	The Company shall have an absolute, non-cancellable Right of First Refusal that can only be waived in writing by the Company.
5.
The shares will contain a restrictive legend which cannot be removed prior to the expiration of any applicable holding period(s) for shares held by “Affiliates” as that term is defined in the SEC’s Regulations.

6.
Subsequent sale of shares can only be made in accordance with applicable SEC regulations for the sale of shares by “Affiliates” as that term is defined in the SEC’s Regulations unless the grantee is no longer an Affiliate for the period of time as specified in the SEC’s Regulations.

The resolution by the Board was made contingent upon each officer’s exploration of their particular estate planning/family concerns.  These matters were resolved as of May 19, 2010.  The grants were made with an effective date of April 26, 2010.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not Applicable

(b)           Not Applicable

(c)           Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy and Power, Inc.

Date: May 19, 2010	By: /s/ Erwin Vahlsing, Jr.
Name: Erwin Vahlsing, Jr.
Its: Chief Executive Officer

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